SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2009
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2009, following the Annual Meeting of Stockholders (the “Annual Meeting”) of Emerson Radio Corp. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Duncan Hon, age 49, as Deputy Chief Executive Officer of the Company. Mr. Hon has been a director of the Company since February 2009. Mr. Hon also serves as Chief Executive Officer of the Branded Distribution Division of The Grande Holdings Limited (“Grande Holdings”), which, together with its subsidiaries, is a majority stockholder of the Company. Mr. Hon has also previously served as a director of Grande Holdings and currently serves as a director of several of its subsidiaries. From 2004 to 2007, Mr. Hon served as a director of Smart Keen International Limited, a Hong Kong company, providing financial consulting services. He is a member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants.
     In connection with his appointment as Deputy Chief Executive Officer, the Company entered into an employment agreement with Mr. Hon effective as of October 1, 2009, with an initial term of one year. The employment agreement provides for a base salary of $300,000 and a discretionary bonus at the end of the Company’s fiscal year as recommended by the Board of Directors. The initial term expires on September 30, 2010. Thereafter, during the term extensions, the Company has the right to terminate the agreement upon 90 days prior written notice. Mr. Hon has the right to terminate the agreement during the initial term or during any term extensions upon 90 days prior written notice.
     The foregoing description of the employment agreement intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of November 10, 2009, the Board adopted an amendment (the “Amendment”) to the Corporate Bylaws of the Company, as amended (the “Bylaws”), to update the descriptions of the officer positions with the Company.
     Pursuant to the Amendment, Article 5 of the Bylaws was amended and restated in its entirety to update the titles and descriptions of duties of the officer positions of the Company to include an officer position of Deputy Chief Executive Officer. In connection with the Amendment, the Board appointed Mr. Hon as Deputy Chief Executive Officer of the Company. See “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K.
     The full text of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the Amendment is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 3.1	Amendment to Corporate Bylaws of Emerson Radio Corp.
Exhibit 10.1	Employment Agreement dated as of October 1, 2009 between Emerson Radio Corp. and Mr. Hon.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Greenfield Pitts
Greenfield Pitts
Chief Financial Officer

Dated: November 16, 2009